Filed Pursuant to Rule 424(b)(3)
Registration No. 333-261733
PROSPECTUS
Quantum Corporation
361,010 shares of Common Stock

This prospectus relates to the offer and sale from time to time by the selling stockholders named in this prospectus of up to an aggregate of 361,010 shares of our common stock, pursuant to the methods described under “Plan of Distribution” starting on page 8 of this prospectus.

The selling stockholders may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers, and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the section “Plan of Distribution” for more information.

This prospectus describes the general manner in which shares of common stock may be offered and sold by the selling stockholders. When the selling stockholders sell shares of common stock under this prospectus, we may, if necessary and required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. The supplement may also add, update, or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We are not selling any shares of our common stock pursuant to this prospectus, and we will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders.

Our common stock is listed on the Nasdaq Global Market under the symbol “QMCO.” The closing price of our common stock on December 16, 2021 was $5.12 per share.

See "Risk Factors" on page 3 of this prospectus and in documents we incorporate by reference into this prospectus to read about factors you should consider before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated December 29, 2021

You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement, any applicable free writing prospectus, and the registration statement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus, any prospectus supplement, any applicable free writing prospectus, or the documents incorporated by reference, is accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the selling stockholders may from time to time sell the shares of common stock described in this prospectus in one or more offerings.

You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer of our common stock in any jurisdiction where the offer is not permitted. The information in this prospectus is accurate as of the date on the front cover. The information we have filed and will file with the SEC that is incorporated by reference into this prospectus is accurate as of the filing date of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates and may change again. You should read this prospectus and the related exhibits filed with the SEC, and the additional information described under the headings “Where You Can Find More Information,” and “Incorporation by Reference,” before making your investment decision.

All references in this prospectus to “Quantum,” the “Company,” “we,” “us” and “our” refer to Quantum Corporation and its consolidated subsidiaries, except where the context otherwise requires or as otherwise indicated.

“Quantum” and the Quantum logo are our trademarks. This prospectus and the documents incorporated by reference into this prospectus may also contain trademarks and trade names that are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks, or service marks to imply relationships with, or endorsements or sponsorship of us by, these other companies.

PROSPECTUS SUMMARY

This summary highlights important features of this offering and the information included or incorporated by reference in this prospectus. This summary may not contain all of the information that is important to you. You should read the entire prospectus carefully, including “Risk Factors,” and the documents we incorporate by reference in this prospectus, along with our financial statements and accompanying notes incorporated by reference in this prospectus, before deciding to invest in our common stock.

Quantum Corporation

We are a leader in storing and managing digital video and other forms of unstructured data. We help customers around the world to ingest, process, and analyze digital data at high speed, and preserve and protect it for decades. Our customers include some of the world’s largest corporations, government agencies, service providers, broadcasters, movie studios, sports leagues and teams, and enterprises in all industries. We work closely with a broad network of distributors, VARs, DMRs, OEMs and other suppliers to solve our customers most pressing business challenges.

Corporate Information

Quantum was founded in 1980 and reincorporated under the laws of the state of Delaware in 1987. Our principal executive offices are located at 224 Airport Parkway, Suite 550, San Jose, CA 95110, and our telephone number is (408) 944-4000. Our website address is https://www.quantum.com. We do not incorporate the information on, or accessible through, our website into this prospectus, and you should not consider any information on, or accessible through, our website as part of this prospectus.

The Offering

Common stock offered by selling stockholders	361,010 shares of common stock are being offered by this prospectus. All of the shares offered by this prospectus are being sold by the selling stockholders.

Use of proceeds
The selling stockholders will receive all of the proceeds from the sale under this prospectus of the shares of common stock. We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus.

Risk factors	See “Risk Factors” beginning on page 3, for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Nasdaq Global Market symbol	Our common stock is listed on the Nasdaq Global Market under the symbol “QMCO.”

RISK FACTORS

Investing in our securities involves risks. Before deciding to invest in our securities, you should carefully consider the specific risk factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, as well as any prospectus supplement to this prospectus, and the other information contained in or incorporated by reference into this prospectus and any prospectus supplement to this prospectus. The risks and uncertainties described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any related prospectus supplement, and the documents incorporated by reference into this prospectus or any related prospectus supplement, contain forward-looking statements. All statements other than statements of historical fact, including statements regarding COVID-19's anticipated impacts on our business, our future operating results and financial position, our business strategy and plans, our market growth and trends, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “preliminary,” “likely,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described in the documents referenced under “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the effect of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, any future events and trends we discuss may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, you should not rely on forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, performance, or events and circumstances reflected in the forward-looking statements will be achieved or occur. We do not intend to update any of these forward-looking statements for any reason after the date of the document containing the forward-looking statement or to conform these statements to actual results or revised expectations, unless required by law or regulation. You should, however, review additional disclosures we make in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC.

USE OF PROCEEDS

All of the shares of common stock offered by this prospectus are being offered by the selling stockholders. For information about the selling stockholders, see “Selling Stockholders.” We will not receive any proceeds from the resale of any shares of common stock offered by this prospectus by the selling stockholders.

SELLING STOCKHOLDERS

On December 12, 2020, we entered into a Stock Purchase Agreement (“SPA”) to acquire Square Box Systems Limited ("Square Box"), a company incorporated in England and Wales (the “Acquisition”). In partial consideration for the purchase, we are issuing 361,010 shares of our common stock to the former stockholders of Square Box, each of which is a selling stockholder listed in the table below. The shares of common stock to be issued to the selling stockholders in connection with the Acquisition are being issued in reliance on an exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereof and Rule 506(b) of Regulation D. Pursuant to the Registration Rights Agreement entered into in connection with the SPA, we have agreed to use commercially reasonable efforts to register the common stock issued to the selling stockholders in connection with the Acquisition.

We do not know if, when or in what amounts the selling stockholders may offer their shares for sale. The selling stockholders may sell some, all or none of the shares offered by this prospectus. The selling stockholders listed in the table below may have sold, transferred, otherwise disposed of or purchased, or may sell, transfer, otherwise dispose of or purchase, at any time and from time to time, shares of our common stock in transactions exempt from the registration requirements of the Securities Act or in the open market after the date on which they provided the information set forth in the table below. Because the number of shares the selling stockholders may offer and sell is not presently known, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of shares that will be held by each selling stockholder after completion of this offering. This table, however, presents the maximum number of shares of common stock that the selling stockholders may offer pursuant to this prospectus and the number of shares of common stock that would be beneficially owned after the sale of the maximum number of shares of common stock by each selling stockholder.

Information about additional selling stockholders, if any, including their identities and the common stock to be registered on their behalf, may be set forth in a prospectus supplement, in a post-effective amendment or in filings that we make with the SEC under the Exchange Act, which are incorporated by reference in this prospectus. Information concerning the selling stockholders may change from time to time. Any changes to the information provided below will be set forth in a supplement to this prospectus, in a post-effective amendment or in filings we make with the SEC under the Exchange Act, which are incorporated by reference into this prospectus if and when necessary.

The following table sets forth the selling stockholder’s beneficial ownership of our common stock as of the date of this prospectus. Information in the table below with respect to beneficial ownership has been furnished by the selling stockholders. Based on the information furnished to us, we believe that the selling stockholders have sole voting and investment power with respect to all shares of our common stock that they beneficially own, subject to applicable community property laws. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. Percentages in the table below are based on 59,420,023 shares of our common stock outstanding as of November 30, 2021.

	Shares of common stock beneficially owned prior to this offering		Number of shares of common stock that may be sold in this offering (1)	Shares of common stock beneficially owned following this offering
Name of selling stockholder	No.	%	No.	No.	%
Rolf Howarth	303,998	*	273,998	30,000	*
Dave Clack	46,283	*	46,283	—	—
George Vaudin	44,432	*	22,216	22,216	*
Neil Bundle	22,216	*	11,108	11,108	*
Hannah Colchester	7,406	*	3,703	3,703	*
Martin Howarth-Moore	3,702	*	1,851	1,851	*
Paul Douglas	3,702	*	1,851	1,851	*
Total	431,739	*	361,010	70,729	*

* Less than 1%

(1) The table assumes that the selling stockholders will sell all of their shares offered pursuant to this prospectus. We are unable to determine the number of shares that will actually be sold pursuant to this prospectus.

To our knowledge, none of the selling stockholders has or within the past three years has had, any position, office or other material relationship with us or any of our affiliates, except that the selling stockholders became employees of Quantum after Square Box was acquired by us.

PLAN OF DISTRIBUTION

This prospectus relates to the sale by the selling stockholders of up to 361,010 shares of common stock from time to time. The selling stockholders may sell the securities offered through this prospectus and any accompanying prospectus supplement, if required, in any of the following ways: (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any of these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices.

The selling stockholders may use any one or more of the following methods when selling securities:

•underwritten transactions;

•privately negotiated transactions;

•sales through the Nasdaq or on any national securities exchange or quotation service on which the shares of common stock may be listed or quoted at the time of sale;

•sales in the over-the-counter market;

•ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•broker-dealers may agree with the selling stockholders to sell a specified number of such shares of common stock at a stipulated price per share;

•a block trade (which may involve crosses) in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•“at the market” offerings to or through a market maker or into an existing trading market, on an exchange or otherwise;

•exchange distributions and/or secondary distributions;

•short sales and delivery of shares of common stock to close out short positions;

•sales by broker-dealers of shares of common stock that are loaned or pledged to such broker-dealers;

•a combination of any such methods of sale; and

•any other method permitted pursuant to applicable law.

If required, a prospectus supplement with respect to a particular offering will set forth the terms of the offering, including the following:

•the terms of the offering;

•the names of any underwriters of agents;

•the names of any managing underwriter or underwriters;

•the name or names of any selling stockholders;

•the purchase price of the shares of common stock;

•the net proceeds from the sale of the shares of common stock;

•any delayed delivery arrangements;

•any underwriting discounts, commissions or agency fees and other item constituting underwriters’ or agents’ compensations;

•any initial price to the public;

•any discounts or concessions allowed or reallowed or paid to dealers; and

•any commissions paid to agents.

A selling stockholder that is an entity may elect to make a pro rata in-kind distribution of shares of our common stock to its members, partners or stockholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners or stockholders are not affiliates of such selling stockholder, such member, partner or stockholders would thereby receive freely tradeable shares of our common stock pursuant to the distribution through a registration statement.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with the selling stockholders. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them (other than any securities purchased upon exercise of any option to purchase additional securities). In connection with any offering of common stock pursuant to this prospectus, underwriters may have an option to purchase additional shares of common stock from the selling stockholders. We will provide information regarding any such option to purchase additional shares of common stock from the selling stockholders in the applicable prospectus supplement. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters, the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and the selling stockholders, as applicable.

If dealers are used in the sale of securities offered through this prospectus, the selling stockholders will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

To our knowledge, there are currently no plans, arrangements or understandings between the selling stockholders and any underwriter, dealer or agent regarding the sale of the shares covered by this prospectus by such selling stockholders. If any selling stockholder notifies us that a material arrangement has been entered into with an underwriter, dealer or other agent for the sale of shares through a block trade, special offering or secondary distribution, we may be required to file a prospectus supplement pursuant to applicable SEC rules promulgated under the Securities Act.

Direct Sales and Sales through Agents

The selling stockholders may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. Any required prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by the selling stockholders. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

The selling stockholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.

Delayed Delivery Contracts

If the prospectus supplement indicates, the selling stockholders may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

At-the-Market Offerings

The selling stockholders may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4). To the extent that the selling stockholders make sales through one or more underwriters or agents in at-the-market offerings, they will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between the selling stockholders, on one hand, and the underwriters or agents, on the other. If the selling stockholders engage in at-the-market sales pursuant to any such agreement, the selling stockholders will sell securities through one or more underwriters or agents, which may act on an agency basis or a principal basis. During the term of any such agreement, the selling stockholders may sell securities on a daily basis in exchange transactions or otherwise as agreed with the underwriters or agents. Any such agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined as of the date of this prospectus. Pursuant to the terms of the agreement, the selling stockholders may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of common stock or other securities. The terms of any such agreement will be set forth in more detail in the applicable prospectus or prospectus supplement.

Market Making, Stabilization and Other Transactions

Any underwriter may over-allot or engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Over-allotment or short sales involve sales by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

The selling stockholders, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, the selling stockholders may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

In addition, the selling stockholders may enter into hedging transactions with dealers which may engage in short sales of shares of our common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell shares of our common stock short and deliver shares of our common stock to close out such short position. The selling stockholders may also enter into option or other transactions with dealers that require the delivery by such dealers of shares of our common stock, which securities may be resold thereafter pursuant to this prospectus or any applicable prospectus supplement.

Electronic Auctions

The selling stockholders may also make sales through the Internet or through other electronic means. Since the selling stockholders may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by the selling stockholders, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of a debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

Agents, underwriters and dealers may be entitled, under agreements entered into with the selling stockholders, to indemnification by the selling stockholders against certain liabilities, including liabilities under the Securities Act. Agents, underwriters and dealers, or their affiliates, may engage in transactions with or perform services for us in the ordinary course of their businesses. In no event will the total amount of compensation paid to the agents, underwriters and dealers upon completion of any offering exceed 8.0% of the gross proceeds of such offering.

The selling stockholders and any agents, underwriters or dealers that are involved in selling shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such agents, underwriters or dealers and any profit on the resale of shares of our common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

There can be no assurance that any selling stockholder will sell any or all of the shares of our common stock registered pursuant to the registration statement of which this prospectus forms a part. The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than pursuant to the registration statement of which this prospectus forms a part. If sold under the registration statement of which this prospectus forms a part, the securities will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the securities being offered under this prospectus has been passed upon for us by Pillsbury Winthrop Shaw Pittman LLP, Palo Alto, California.

EXPERTS

The financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended March 31, 2021, and the effectiveness of our internal control over financial reporting have been audited by Armanino LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933. This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. We also file annual, quarterly, and current reports, proxy statements, and other information with the SEC. You can access this information through our website at www.investors.quantum.com. The SEC maintains a website at www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The information on the SEC’s web site is not part of this prospectus, and any references to this web site or any other web site are inactive textual references only.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We incorporate by reference into this prospectus the documents and information listed below:

•our Annual Report on Form 10-K for the year ended March 31, 2021;

•our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2021, and September 30, 2021;

•our Current Reports on Form 8-K filed with the SEC on April 22, 2021, June 24, 2021, July 22, 2021, July 23, 2021, August 5, 2021, August 13, 2021, September 27, 2021 and October 6, 2021;

•the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on January 29, 2020, including any amendment or reports filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Items 2.02 or 7.01 of Form 8-K and exhibits to such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) until we terminate the offering of our common stock made by this prospectus.

Statements contained in this prospectus or in any prospectus supplement as to the contents of any contract or other documents are not necessarily complete, and in each instance you are referred to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto. We will provide to each person, including any beneficial owner, to whom a prospectus has been delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. We will provide this information upon written or oral request and at no cost to the requestor. To request this information, please contact us (i) in writing, at Quantum Corporation, Attn: Investor Relations, 224 Airport Parkway, Suite 550, San Jose, CA 95110 or (ii) by telephone, at (408) 944-4000.

We make available free of charge on our website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, as soon as reasonably practicable after we electronically file or furnish such materials to the SEC. You may also obtain a free copy of these reports in the Investor Relations section of our website, www.quantum.com. We do not incorporate the information on, or accessible through, our website into this prospectus, and you should not consider any information on, or accessible through, our website as part of this prospectus.